UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 9, 2018, RW Holdings NNN REIT, Inc. (the “Company”) appointed Ms. Sandra G. Sciutto to serve as Senior Vice President and Chief Accounting Officer of the Company. The Company created this new position of Chief Accounting Officer in order to strengthen and enhance its accounting staff. Ms. Sciutto will report to Mr. Raymond J. Pacini, the Company’s Chief Financial Officer. In her position, Ms. Sciutto will succeed Mr. Pacini as the Company’s principal accounting officer for purposes of applicable forms and regulations of the U.S. Securities and Exchange Commission.

Ms. Sciutto, 58, also serves as Senior Vice President and Chief Accounting Officer of affiliated REIT programs, Rich Uncles Real Estate Investment Trust I and Brix Student Housing REIT, Inc., for which she served as an independent director from April 2018 until July 9, 2018. From October 2016 to June 2018, Sandra Sciutto served as Chief Financial Officer for Professional Real Estate Services Inc., a privately held, full-service commercial real estate investment and operating company based in Orange County, California. From November 2012 to April 2016, Ms. Sciutto served as Chief Financial Officer and Investment Committee Member for Shopoff Realty Investments, L.P., a real estate developer and real estate fund sponsor. From 1998 to 2012, Ms. Sciutto served as Chief Financial Officer of California Coastal Communities, Inc. (“CALC”), a residential land development and homebuilding company. From 1993 until 1998, Ms. Sciutto was the Controller of CALC and its predecessor companies Koll Real Estate Group, Inc. and The Bolsa Chica Company. On October 27, 2009, CALC and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Central District of California. On March 1, 2011, CALC emerged from bankruptcy and became a privately held company. Ms. Sciutto also has five years of experience as a certified public accountant with the accounting firm of KPMG LLP. Ms. Sciutto received her B.S. in Business Administration with a concentration in Accounting from Cal Poly State University, San Luis Obispo in 1982. She also holds an active CPA license in the state of California.

There are no arrangements or understandings between Ms. Sciutto and any other person pursuant to which she was appointed to serve as an executive officer of the Company. There are also no family relationships between Ms. Sciutto and any director or executive officer of the Company, and Ms. Sciutto does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: July 10, 2018